Exhibit 1.1a

CHASE ISSUANCE TRUST

CHASE BANK USA, NATIONAL ASSOCIATION

(formerly known as Chase Manhattan Bank USA, National Association)

(Transferor and Servicer)

UNDERWRITING AGREEMENT

(Standard Terms)

December 13, 2005

J.P. Morgan Securities Inc.,

as an Underwriter and as Representative

of the Underwriters named in the Terms Agreement

270 Park Avenue, Floor 10

New York, New York 10017

Ladies and Gentlemen:

Chase Issuance Trust, a Delaware statutory trust (the “Issuer”), and Chase Bank USA, National Association (formerly known as Chase Manhattan Bank USA, National Association, the “Bank”), as transferor and servicer (in such capacities, the “Transferor” and the “Servicer”) and as beneficiary (in such capacity, the “Beneficiary”) of the Issuer, propose to sell the notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined) (the “Notes”). The Notes will be issued pursuant to the Amended and Restated Indenture, as supplemented by the Amended and Restated Asset Pool One Supplement, dated as of October 15, 2004, as amended by the First Amendment thereto, dated as of May 10, 2005 (the “Asset Pool Supplement”), between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”) and collateral agent (the “Collateral Agent”), the Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, and a Terms Document having the date stated in the applicable Terms Agreement (as so supplemented and as otherwise modified or amended from time to time, the “Indenture”), between the Issuer and the Indenture Trustee. The Issuer will be operated pursuant to a Second Amended and Restated Trust Agreement, dated as of October 15, 2004 (the “Trust Agreement”), between the Bank, as Beneficiary, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Notes will be secured pursuant to the Asset Pool One Supplement by certain assets of the Issuer, including the Asset Pool One Receivables (as defined in the Asset Pool One Supplement), the FUSA Collateral Certificate, the Chase Collateral Certificate, the FUSA Receivables and the Chase Receivables (the Asset Pool One Receivables, the FUSA Receivables and the Chase Receivables are collectively referred to herein as the “Receivables”), as discussed below (collectively, the “Collateral”).

The Bank transfers credit card receivables to the First USA Credit Card Master Trust (the “First USA Credit Card Master Trust”) pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002 (as may be further amended from time to time, the “FUSA Pooling and Servicing Agreement”), as supplemented by the applicable Series Supplement (the “FUSA Series Supplement”; references herein to the FUSA Pooling and Servicing Agreement shall mean, unless otherwise specified, the FUSA Pooling and Servicing Agreement as supplemented by the FUSA Series Supplement), having the date stated in the applicable Terms Agreement, among the Bank, as transferor (in such capacity, the “FUSA Transferor”) and as servicer (in such capacity, the “FUSA Servicer”), and The Bank of New York (Delaware), as trustee (in such capacity, the “First USA Master Trust Trustee”).

The assets of the First USA Credit Card Master Trust include, among other things, receivables (the “FUSA Receivables”) arising under certain revolving credit card accounts (the “FUSA Accounts”). Pursuant to the FUSA Pooling and Servicing Agreement and the Amended and Restated Transfer and Servicing Agreement, among the Bank, as FUSA Transferor, FUSA Servicer and FUSA Administrator, the Issuer, and the Indenture Trustee and the Collateral Agent, dated as of October 15, 2004, as amended by the First Amendment thereto, dated as of May 10, 2005 (the “Transfer and Servicing Agreement”), the Bank has caused the First USA Credit Card Master Trust to issue to the Issuer a collateral certificate (the “FUSA Collateral Certificate”). The FUSA Collateral Certificate is an investor certificate under the FUSA Pooling and Servicing Agreement that represents undivided interests in certain assets of the First USA Credit Card Master Trust.

The Bank transfers credit card receivables to the Chase Credit Card Master Trust (the “Chase Credit Card Master Trust”) pursuant to the Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, as amended by the First Amendment thereto, dated as of March 31, 2001, the Second Amendment thereto, dated as of March 1, 2002, the Third Amendment thereto, dated July 15, 2004, and the Fourth Amendment thereto, dated October 15, 2004 (as may be further amended from time to time, the “Chase Pooling and Servicing Agreement”), as supplemented by the applicable Series Supplement (the “Chase Series Supplement”; references herein to the Chase Pooling and Servicing Agreement shall mean, unless otherwise specified, the Chase Pooling and Servicing Agreement as supplemented by the Chase Series Supplement), having the date stated in the applicable Terms Agreement, among the Bank, as transferor (in such capacity, the “Chase Transferor”) and as servicer (in such capacity, the “Chase Servicer”), and The Bank of New York, as trustee (in such capacity, the “Chase Master Trust Trustee”).

The assets of the Chase Credit Card Master Trust include, among other things, receivables (the “Chase Receivables”) arising under certain revolving credit card accounts (the “Chase Accounts”). Pursuant to the Chase Pooling and Servicing

Agreement and the Transfer and Servicing Agreement, the Bank has caused the Chase Credit Card Master Trust to issue to the Issuer a collateral certificate (the “Chase Collateral Certificate”). The Chase Collateral Certificate is an investor certificate under the Chase Pooling and Servicing Agreement that represents undivided interests in certain assets of the Chase Credit Card Master Trust. Upon execution of the Transfer and Servicing Agreement, the Bank shall transfer the Chase Receivables to the Issuer.

The Notes designated in the applicable Terms Agreement will be sold in a public offering by the Issuer through J.P. Morgan Securities Inc., as the representative of the underwriters listed on Schedule I to the applicable Terms Agreement (any underwriter through which Notes are sold shall be referred to herein as an “Underwriter” or, collectively, all such Underwriters may be referred to as the “Underwriters;” each representative thereof may be referred to herein together as “Representative,” which, if the context herein does require, shall include J.P. Morgan Securities Inc. in its capacity as Underwriter of any Notes or as Representative). Notes sold to the Underwriters for which J.P. Morgan Securities Inc. is the Representative shall be sold pursuant to a Terms Agreement by and between the Bank, the Trust and the Representative, a form of which is attached hereto as Exhibit A (a “Terms Agreement”), which incorporates by reference this Underwriting Agreement (the “Agreement,” which may include the applicable Terms Agreement if the context so requires). Any Notes sold pursuant to any Terms Agreement may include the benefits of a reserve account, letter of credit, surety bond, cash collateral account, cash collateral guaranty, collateral interest, interest rate swap, spread account or other contract or agreement for the benefit of the Noteholders of such Series (“Credit Enhancement”). The term “applicable Terms Agreement” means the Terms Agreement dated the date hereof. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture, the FUSA Pooling and Servicing Agreement or the Chase Pooling and Servicing Agreement. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture, the FUSA Pooling and Servicing Agreement or the Chase Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in the applicable Terms Agreement and no other Series, Class or Tranche of Notes issued by the Issuer.

1. Registration Statement. The Bank has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including a form of prospectus, relating to the Notes, the FUSA Collateral Certificate and the Chase Collateral Certificate. The registration statement as amended has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.” The Bank also has filed with, or proposes to file with, the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act a prospectus supplement specifically relating to the Notes designated in the applicable Terms Agreement (the “Prospectus Supplement”). The related prospectus covering the Notes designated in the applicable Terms Agreement in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Act is hereinafter referred to as the “Basic Prospectus”, and the Basic Prospectus as supplemented by the Prospectus Supplement required to be filed to satisfy the condition set forth in Rule 172(c) under the Act is hereinafter referred to as the “Prospectus.” Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Notes designated by the applicable Terms Agreement (the “Preliminary Prospectus”) or the Prospectus shall be deemed to refer to and include any exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed as of the Closing Date (as defined below) under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the time when sales to investors (including, without limitation, contracts of sale) of the Notes designated by the applicable Terms Agreement were first made (the “Time of Sale”), the Bank had prepared the information (including any “free-writing prospectus,” as defined pursuant to Rule 405 under the Act (a “Free Writing Prospectus”)) listed on Annex I to the applicable Terms Agreement (collectively, the “Time of Sale Information”).

2.	Purchase of the Notes Offered by the Applicable Terms Agreement by the Underwriters.

(a) Upon the execution of the applicable Terms Agreement, the Bank agrees with the Underwriters as follows:

(i) Subject to the terms and conditions herein set forth and in the applicable Terms Agreement, the Bank agrees to cause the Issuer to sell and deliver the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer the respective principal amount of the Notes set forth opposite such Underwriter’s name in the applicable Terms Agreement. The Notes are to be purchased by the Underwriters at the purchase price(s) set forth in such Terms Agreement. The Issuer will not be obligated to deliver any Notes except upon payment for all of the Notes to be purchased as provided in the applicable Terms Agreement.

(ii) The Bank understands that the Underwriters intend (x) to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement and the applicable Terms Agreement have become effective as in the judgment of the Representative is advisable and (y) initially to offer the Notes upon the terms set forth in the Prospectus. The Bank acknowledges and agrees that the Underwriters may offer and sell the Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell any Notes purchased by it to or through any Underwriter.

(iii) Unless otherwise provided in the applicable Terms Agreement, payment for the Notes shall be made to the Bank or to its order by wire transfer of same day funds at 10:00 A.M., New York City time, on the Closing Date (as hereinafter defined), or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Bank may agree upon in writing. The time and date of such payment for the Notes are referred to herein as the “Closing Date.” As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(iv) Unless otherwise provided in the applicable Terms Agreement, payment for the Notes shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Notes registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Bank. The Notes will be made available for inspection and packaging by the Representative at the office of Skadden, Arps, Slate, Meagher & Flom LLP not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

3.	Representations and Warranties of the Bank. Upon the execution of the applicable Terms Agreement, the Bank represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective complied, and as of the date of the

Prospectus Supplement will comply, in all material respects with the Act and the Registration Statement did not at the time the Registration Statement became effective and will not on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and on the date of the applicable Terms Agreement, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading ; provided, that the Bank makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; and the conditions to the use by the Bank of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus;

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information, shall of necessity appear only in the final Prospectus); provided that the Bank makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information;

(c) Issuer Free Writing Prospectuses. Other than the Preliminary Prospectus and the Prospectus, the Bank (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the documents, if any, listed on Annex II to the applicable Terms Agreement and other written communication approved in writing in advance by the Representative. Pursuant to Rule 433 under the Act, an “Issuer Free Writing Prospectus” shall mean a free writing prospectus prepared by or on behalf of the Issuer or used or referred to by the Issuer and, in the case of an asset-backed issuer, prepared by or on behalf of a depositor, sponsor, or servicer (as defined in Item 1101 of Regulation AB) or affiliated depositor or used or referred to by any such person. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed to the extent required by Rule 433(d) under the Act and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus did not at the Time of Sale, and at the Closing Date will not, include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus, and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus;

(d) Representations and Warranties in the Pooling and Servicing Agreements. As of the Closing Date, the representations and warranties of the Bank, as Transferor and Servicer, in the FUSA Pooling and Servicing Agreement, the Chase Pooling and Servicing Agreement and the Transfer and Servicing Agreement will be true and correct in all material respects;

(e) Organization and Good Standing. The Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement and the applicable Terms Agreement and to authorize the sale of the Notes, and to consummate the transactions contemplated by this Agreement and the applicable Terms Agreement and to consummate the transactions contemplated by this Agreement and the applicable Terns Agreement and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole;

(f) Due Authorization. (i) The FUSA Collateral Certificate has been duly authorized, and when executed, issued and delivered pursuant to the FUSA Pooling and Servicing Agreement, duly authenticated by the First USA Master Trust Trustee and delivered by the Bank, as Beneficiary, to the Owner Trustee on behalf of the Issuer pursuant to the Trust Agreement, will be duly and validly executed, authenticated, issued and delivered and entitled to the benefits provided by the FUSA Pooling and Servicing Agreement. Each increase in the Invested Amount of the FUSA Collateral Certificate will have been authorized and effected in accordance with the FUSA Pooling and Servicing Agreement; each of the FUSA Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement have been duly authorized by the Bank, and, when executed and delivered by the Bank, as Transferor and Servicer, and the First USA Master Trust Trustee (in the case of the FUSA Pooling and Servicing Agreement), each of the FUSA Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Bank; and the FUSA Collateral Certificate and the FUSA Pooling and Servicing Agreement conform to the descriptions thereof in the Prospectus in all material respects; and (ii) the Chase Collateral Certificate has been duly authorized, and when executed, issued and delivered pursuant to the Chase Pooling and Servicing Agreement, duly authenticated by the Chase Master Trust Trustee and delivered by the Bank to the Issuer pursuant to the Transfer and Servicing Agreement, will be duly and validly executed, authenticated, issued and delivered and entitled to the benefits provided by the Chase Pooling and Servicing Agreement. Each increase in the Invested Amount of the Chase Collateral Certificate will have been authorized and effected in accordance with the Chase Pooling and Servicing Agreement; each of the Chase Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement have been duly authorized by the Bank, and, when executed and delivered by the Bank, as Transferor and Servicer, and the Chase Master Trust Trustee (in the case of the Chase Pooling and Servicing Agreement), each of the Chase Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Bank; and the Chase Collateral Certificate and the Chase Pooling and Servicing Agreement conform to the descriptions thereof in the Prospectus in all material respects;

(g) No Consents. No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Bank for the consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the FUSA Pooling and Servicing Agreement or the Chase Pooling and Servicing Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and with respect to the filing of any financing statements required to perfect the First USA Credit Card Master Trust’s or the Chase Credit Card Master Trust’s interest in the Receivables or the Indenture Trustee’s or Collateral Agent’s interest in the Collateral;

(h) No Violation or Default. Other than as set forth or contemplated in the Preliminary Prospectus, the Bank is not (x) in violation of its organizational documents, (y) in default in its performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound or (z) in violation of any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank, or any of its properties, which, in the case of clauses (y) and (z) above, would have a material adverse effect on the transactions contemplated herein or in the FUSA Pooling and Servicing Agreement or the Chase Pooling and Servicing Agreement;

(i) No Conflicts. The execution, delivery and performance by the Bank of this Agreement, the applicable Terms Agreement, the FUSA Pooling and Servicing Agreement and the Chase Pooling and Servicing Agreement and

compliance with the terms and provisions thereof will not conflict with or result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank, or any of its properties or any agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject, or the organizational documents of the Bank and the Bank has full power and authority to enter into this Agreement, the applicable Terms Agreement, the FUSA Pooling and Servicing Agreement and the Chase Pooling and Servicing Agreement;

(j) Legal Proceedings. Other than as set forth or contemplated in the Preliminary Prospectus, there are no legal, governmental or regulatory proceedings pending or, to the knowledge of the Bank, threatened to which any of the Bank or its subsidiaries is or may be a party or to which any property of the Bank or its subsidiaries is or may be the subject which, if determined adversely to the Bank, could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Bank and its subsidiaries, as applicable, taken as a whole or (ii) the interests of the holders of the Notes; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Bank and when executed and delivered by the Bank, each of this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Bank; and

(l) Ineligible Issuer. The Bank, on the date on which the first bona fide offer of the Notes sold pursuant to the applicable Terms Document is made will not be, an “ineligible issuer,” as defined in Rule 405 under the Act.

4.	Representations and Warranties of the Issuer. Upon the execution of the applicable Terms Agreement, the Issuer represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Act and the Registration Statement did not at the time the Registration Statement became effective and will not on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and on the date of the applicable Terms Agreement, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; and the conditions to the use by the Bank of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus;

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information, shall of necessity appear only in the final Prospectus); provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information;

(c) Issuer Free Writing Prospectuses. Other than the Preliminary Prospectus and the Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the documents, if any, listed on Annex II to the applicable Terms Agreement and other written communication approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed to the extent required by Rule 433(d) under the Act and, when taken together with the Preliminary Prospectus, such Issuer Writing Prospectus did not at the Time of Sale, and at the Closing Date will not, include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus, and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus;

(d) Representations and Warranties in the Indenture. As of the Closing Date, the representations and warranties of the Issuer in the Indenture will be true and correct in all material respects;

(e) Organization and Good Standing. The Issuer has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus and to execute, deliver and perform the Indenture, and to authorize the issuance of the Notes, and to consummate the transactions contemplated by the Indenture;

(f) Due Authorization. As of the Closing Date, the Notes have been duly authorized, and, when executed, issued and delivered pursuant to the Indenture, duly authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement and the applicable Terms Agreement, will be duly and validly executed, authenticated, issued and delivered and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Issuer and, when executed and delivered by the Issuer and the Indenture Trustee (in the case of the Indenture), each of the Indenture, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Issuer; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus in all material respects;

(g) No Consents. No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Issuer for the consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement or the Indenture, except such as have been obtained and made under the Act, such as may be required under state securities laws and with respect to the filing of any financing statements required to perfect the First USA Credit Card Master Trust’s or the Chase Credit Card Master Trust’s interest in the Receivables or the Collateral Agent’s interest in the Collateral;

(h) No Violation or Default. The Issuer is not (x) in violation of its organizational documents, (y) in default in its respective performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound or (z) in violation of any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer, or any of its properties which, in the case of clauses (y) and (z) above, would have a material adverse effect on the transactions contemplated herein or in the Indenture;

(i) No Conflicts. The execution, delivery and performance of this Agreement, the applicable Terms Agreement, the Indenture and the issuance and delivery of the FUSA Collateral Certificate, the Chase Collateral Certificate and the Notes and compliance with the terms and provisions thereof will not conflict with, or result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer or any of its properties or any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the properties of the Issuer is subject, or the organizational documents of the Issuer; and the Issuer has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement, the applicable Terms Agreement and the Indenture and to enter into the Indenture;

(j) Legal Proceedings. Other than as set forth or contemplated in the Prospectus and the Time of Sale Information, there are no legal or governmental proceedings pending or, to the knowledge of the Issuer, threatened to which any of the Issuer or its subsidiaries is or may be a party or to which any property of the Issuer or its subsidiaries is or may be the subject which, if determined adversely to the Issuer, could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the general affairs, business, prospects, management, financial position, equity or results of operations of the Issuer and its subsidiaries, taken as a whole, and the interests of the holders of the Notes, or (ii) the interests of the holders of the Notes; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(k) Underwriting Agreement. This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Issuer and when executed and delivered by the Issuer, each of this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Issuer; and

(l) Ineligible Issuer. The Issuer is not, and on the date on which the first bona fide offer of the Notes sold pursuant to the applicable Terms Document is made will not be, an “ineligible issuer”, as defined in Rule 405 under the Act.

5.	Further Agreements of the Bank and the Issuer. Upon the execution of the applicable Terms Agreement, the Bank and the Issuer, jointly and severally covenant and agree with the several Underwriters that:

(a) Filing of Prospectus and Issuer Free Writing Prospectuses. The Bank and the Issuer will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Act and will file any Issuer Free Writing Prospectuses to the extent required by Rule 433(d) under the Act.

(b) Delivery of Copies. The Issuer will, at the request of the Representative, deliver (or the Bank will cause the Issuer to deliver), at the expense of the Bank, during the period mentioned in Section 5(e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request.

(c) Amendments or Supplements. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, the Bank or the Issuer will furnish to the Representative a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review.

(d) Notice to the Representative. The Bank and the Issuer will advise the Representative promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Bank or the Issuer of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Prospectus. The Bank will, if during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a Prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales by an Underwriter or dealer, (i) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with the law, forthwith prepare and furnish, at the expense of the Bank, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Bank and the Issuer) to which Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, a copy of such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the law.

(f) Blue Sky Compliance. The Issuer will endeavor to qualify (or the Bank will cause the Issuer to qualify) the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that neither the Bank nor the Issuer shall be required to (i) qualify to do business in any jurisdiction in which it is not currently so qualified, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(g) Earnings Statement. On or before December 31 of the year following the year in which the Closing Date occurs, the Bank will cause the Issuer to make generally available to Noteholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(h) Copies of Reports. Upon written request by the Representative, so long as any of the Notes are outstanding, the Issuer or the Bank will furnish to the Representative (i) copies of each certificate and the annual statements of compliance delivered to the First USA Master Trust Trustee pursuant to Article III of the FUSA Pooling and Servicing Agreement and to the Chase Master Trust Trustee pursuant to Article III of the Chase Pooling and Servicing Agreement, and the annual independent certified public accountant’s servicing reports furnished to the First USA Master Trust Trustee pursuant to Article III of the FUSA Pooling and Servicing Agreement and to the Chase Master Trust Trustee pursuant to Article III of the Chase Pooling and Servicing Agreement, by first-class mail promptly after such request and following delivery of such statements and reports to the First USA Master Trust Trustee and Chase Master Trust Trustee, as applicable, and (ii) copies of all reports or other communications (financial or other) furnished to holders of the Notes; provided, however, that neither the Issuer nor the Bank shall be obligated to provide copies of monthly distribution reports on Form 10-D or annual reports filed on Form 10-K if they are available on EDGAR or otherwise through a Commission website.

(i) Agreement Not to Engage in Similar Transactions. During the period beginning on the date hereof and continuing to and including the Closing Date, neither the Bank nor the Issuer will offer, sell, contract to sell or otherwise dispose of any credit card backed securities with the same term and other characteristics identical to the Notes without the prior written consent of the Representative.

(j) Trust Indenture Act. The Indenture will be qualified pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(k) Rating Agencies. To the extent, if any, that the rating provided with respect to the Notes by the rating agency or rating agencies rating the Notes (each, a “Note Rating Agency”) is conditional upon the furnishing of documents or the taking of any other reasonable action by the Bank or the Issuer agreed upon on or prior to the Closing Date, the Bank or the Issuer, as applicable, shall furnish such documents and take any such other reasonable action.

(l) Exchange Act Filings. The Bank and the Issuer (or the Bank on its behalf) will file or cause to be filed all documents and certifications required to be filed by the Bank or the Issuer with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

(m) Record Retention. The Bank will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(d) under the Act.

6.	Payment of Costs and Expenses. Except as otherwise specified in the applicable Terms Agreement, the Bank will pay all costs and expenses incident to the performance of its obligations and the obligations of the Issuer under this Agreement and the applicable Terms Agreement, including, without limiting the generality of the foregoing, (i) all costs and expenses incident to the preparation, issuance, execution, authentication and delivery of the Notes, (ii) all costs and expenses incident to the preparation, printing and filing under the Act or the Exchange Act of the Registration Statement, the Prospectus and any preliminary prospectus and any Issuer Free Writing Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) all costs and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (iv) all costs and expenses related to any filing with the National Association of Securities Dealers, Inc., (v) all costs and expenses in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the applicable Terms Agreement, the FUSA Pooling and Servicing Agreement, the Chase Pooling and Servicing Agreement, the Indenture and any Blue Sky Memorandum and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus as herein provided, (vi) the reasonable fees and disbursements of the Bank’s counsel and accountants, (vii) the reasonable fees and disbursements of the accountants and (viii) all costs and expenses payable to each Note Rating Agency in connection with the rating of the Notes, except that the Underwriters agree to reimburse the Bank for an amount, if any, specified in the applicable Terms Agreement on the Closing Date for application toward such expenses. It is understood that, except as specifically provided in Sections 7, 9, 10 and 13 of this Agreement, the

Underwriters will pay all of their own fees, costs and expenses (including the fees and disbursements of its counsel), transfer taxes and any advertising expenses in connection with sales or offers from the Underwriters to third parties.

7.	Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the performance by the Bank and the Issuer of their respective obligations hereunder and under the applicable Terms Agreement and to the following additional conditions:

(a) Comfort Letters. On the date of the Preliminary Prospectus and on the Closing Date, the Representative shall have received a letter, dated the respective dates of delivery thereof, of PricewaterhouseCoopers LLP, Certified Public Accountants (or such other independent accountants as shall be named in the applicable Terms Agreement) confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that the engagement to apply agreed-upon procedures was performed in accordance with the standards established by the American Institute of Certified Public Accountants, and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to its counsel.

(b) Registration Compliance; No Stop Order. The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433(d) under the Act) and in accordance with Section 5(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Bank or the Issuer, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

(c) Representations and Warranties. The representations and warranties of the Bank and the Issuer contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and each of the Bank and the Issuer shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and, as applicable, under the applicable Terms Agreement at or prior to the Closing Date.

(d) Opinions of Counsel for the Bank and the Issuer. (i) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank and the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters, the validity of the Notes, the Registration Statement, the Prospectus Supplement and the Prospectus, the effectiveness of such Registration Statement and the information contained in each of the Registration Statement, the Prospectus Supplement and the Prospectus; and

(ii) Skadden, Arps, Slate, Meagher & Flom LLP (“SASM&F”), special counsel for the Bank and the Issuer, shall also state that they have participated in conferences with representatives of the Bank and its accountants, the Underwriters and counsel to the Underwriters concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements and based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement (excluding any exhibits filed therewith), at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the Closing Date, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules and other financial or statistical information included or incorporated by reference in the Registration Statement or the Prospectus or excluded therefrom, including the Form T-1). In addition, SASM&F shall state that on the basis of the foregoing, no facts have come to their attention that have caused such counsel to believe that documents included in the General Disclosure Package (as defined below), all considered together, as of the Applicable Time (as defined in the Terms Agreement), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules and other financial or statistical information included or incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, including the Form T-1, or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus).

“General Disclosure Package” means the Issuer Free Writing Prospectuses issued at or prior to the Applicable Time, the Preliminary Prospectus and the statements in the Prospectus with respect to any other items dependent upon the pricing terms and the delivery date of the Notes, all considered together.

(e) Opinion of Counsel for the Underwriters. The Representative shall have received an opinion of Simpson Thacher & Bartlett LLP, special counsel for the Underwriters, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters, the validity of the Notes, the Registration Statement, the Prospectus Supplement and the Prospectus and Time of Sale Information and the effectiveness of such Registration Statement and the information contained in each of the Registration Statement, the Prospectus Supplement and the Prospectus and Time of Sale Information.

(f) Uniform Commercial Code Opinion. The Representative shall have received an opinion or opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank and the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to certain matters relating to the transfer of the Receivables to the First USA Credit Card Master Trust and the Chase Credit Card Master Trust, the perfection of the First USA Credit Card Master Trust’s and the Chase Credit Card Master Trust’s interest in the Receivables, the transfer of the FUSA Collateral Certificate, the Chase Collateral Certificate and the Receivables from the Bank to the Issuer and the perfection of the Issuer’s interest in the FUSA Collateral Certificate and the Chase Collateral Certificate, and the pledge of the FUSA Collateral Certificate and the Chase Collateral Certificate and the Receivables by the Issuer to the Collateral Agent and the perfection of the Collateral Agent’s interest in the FUSA Collateral Certificate, the Chase Collateral Certificate and the Receivables.

(g) FDIC Rule / True Sale Opinion. The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank and the Issuer, such opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, with respect to the applicability of certain provisions of the Federal Deposit Insurance Act, as amended by the Financial Institutions, Reform, Recovery and Enforcement Act of 1989 with respect to the effect of receivership on the Bank’s security interest in the Receivables and the Issuer’s and the Indenture Trustee’s security interest in the Receivables, the FUSA Collateral Certificate and the Chase Collateral Certificate, and with respect to other related matters in a form previously approved by the Representative and its counsel. In addition, the Representative shall have received a reliance letter with respect to any opinion that the Bank is required to deliver to the Note Rating Agency.

(h) Federal Income Tax Opinion. The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel for the Bank and the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, that (i) the Notes will be characterized as debt for Federal income tax purposes; (ii) the Issuer will not be, and the issuance of the Notes will not cause any master trust to be, classified as an association, or publicly traded partnership, taxable as a corporation for Federal income tax purposes; and (iii) the statements in the Prospectus under “Federal Income Tax Consequences,” insofar as such statements constitute a summary of the U.S. legal matters or documents referred to therein, fairly present such legal matters or documents.

(i) Opinion of Counsel to the First USA Master Trust Trustee. The Representative shall have received an opinion of McGuireWoods LLP, counsel to the First USA Master Trust Trustee, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters relating to the First USA Master Trust Trustee

(j) Opinion of Counsel to the Chase Master Trust Trustee. The Representative shall have received an opinion of Emmet, Marvin & Martin, LLP, counsel to the Chase Master Trust Trustee, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters relating to the Chase Master Trust Trustee.

(k) Opinion of Counsel to the Owner Trustee. The Representative shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, subject to customary qualifications, assumptions, limitations and exceptions dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters relating to the Owner Trustee.

(l) Opinion of Counsel to the Issuer. The Representative shall have received an opinion of Richards, Layton & Finger, special Delaware counsel to the Issuer, subject to customary qualifications, assumptions, limitations and exceptions dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to certain matters relating to the Issuer and the establishment thereof.

(m) Opinion of Counsel to the Indenture Trustee and Collateral Agent. The Representative shall have received an opinion of internal legal counsel to Wells Fargo Bank, National Association, subject to customary qualifications, assumptions, limitations and exceptions dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters.

(n) Rating Agency Opinions. The Representative shall have received a reliance letter with respect to any opinion that the Bank is required to deliver to the Note Rating Agency.

(o) Officer’s Certificate of the Bank. The Representative shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of the Bank in which such officer, to his or her knowledge after due inquiry, shall state that (i) the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of the Bank, as Transferor in the FUSA Pooling and Servicing Agreement and Chase Pooling and Servicing Agreement are true and correct in all material respects as of the dates specified in the FUSA Pooling and Servicing Agreement or Chase Pooling and Servicing Agreement, as applicable, (iv) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Bank’s credit card business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (vi) the officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best of the knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct.

(p) Officer’s Certificate of the Issuer. The Representative shall have received a certificate, dated the Closing Date, of an authorized representative of the Issuer in which such representative, to his or her knowledge after due inquiry, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to the Closing Date, (iii) the representations and warranties of the Issuer in the Indenture are true and correct in all material respects as of the dates specified in the Indenture, (iv) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been issued or are threatened by the Commission, (v) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Issuer’s business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (vi) the officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best of the knowledge of such officer, the representation set forth in Section 4(a) hereof is true and correct.

(q) Rating Agency Letters. The Representative shall have received evidence satisfactory to them that the Notes shall be rated in accordance with the applicable Terms Agreement by each Note Rating Agency.

The Bank will furnish the Representative, or cause it to be furnished with, such number of conformed copies of such opinions, certificates, letters and documents as they reasonably requests.

8.	Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Bank and the Issuer, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or in any revision or amendment thereof or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer Information (as defined in Section 9(c)) contained in any Underwriter Free Writing Prospectus (as defined in Section 9(c)) or in any Free Writing Prospectus for which the Bank or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Bank or any other offering participant that is in the business of publishing radio or television broadcasting or otherwise disseminating communications, or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expense reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Bank or the Issuer will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bank or the Issuer by any Underwriter specifically for use therein or any revision or amendment thereof or supplement thereto.

(b) Indemnification of the Bank and the Issuer. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Bank, its directors, each of its officers who signed the Registration Statement, the Issuer and each person, if any, who controls the Bank or the Issuer within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, the Prospectus, or in any revision or amendment thereof or supplement thereto, any related Preliminary Prospectus or any Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (i) in reliance upon and in conformity with written information furnished to the Bank or the Issuer by such Underwriter through the Representative expressly for use in the Registration Statement, any Free Writing Prospectus, Preliminary Prospectus or the Prospectus (or any revision or amendment thereof or supplement thereto) or (ii) in any Underwriter Free Writing Prospectus and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability or action as such expenses are incurred; provided, that no Underwriter shall be obligated to so indemnify and hold harmless an indemnified party to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in (A) the Issuer Information which was not corrected by Issuer Information subsequently supplied by the Bank or the Issuer to the Underwriter at any time prior to the Time of Sale, and (B) the information contained in the Prospectus or Time of Sale Information. Each indemnified party shall give prompt written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement; provided, that the indemnifying party is not materially prejudiced by such failure to notify. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(c) Contribution and Limitation on Liability. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8(a) is for any reason held to be unavailable other than in accordance with its terms, the Bank and the Issuer and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Bank and the Issuer and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Bank and the Issuer are jointly and severally responsible for the balance. Notwithstanding the provisions of this Section 8(c), each Underwriter shall not be required to contribute any amount in excess of the underwriting discount or commission applicable to the Notes purchased by it hereunder. The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of any of the equitable considerations referred to above in this Section 8(c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Bank, each officer of the Bank who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the Act shall have the same rights to contribution as the Bank.

9.	Offering Communications; Free Writing Prospectuses and ABS Informational and Computational Materials.

(a) Except as generally set forth in the applicable Terms Agreement, each Underwriter, severally, represents and warrants to the Bank and the Issuer that it has not and will not distribute any written materials that would be treated as “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Material”). If the Bank and the Issuer shall have agreed pursuant to the Terms Agreement to the use of any Free Writing Prospectus, the provisions of this Section 9 shall apply with respect thereto.

(b) Each Underwriter represents, warrants and agrees with the Bank and the Issuer that other than the Preliminary Prospectus and the final Prospectus, each Underwriter has not conveyed and will not convey, without the Bank’s prior written approval, to any potential investor in the Notes any other written material of any kind containing any “issuer information” as defined in Rule 433(h)(2) of the Securities Act, that would constitute a “prospectus” or a “free writing prospectus,” each as defined in the Securities Act, including, but not limited to any ABS Informational and Computational Materials; provided, however, each Underwriter may convey to one or more of its potential investors a Free Writing Prospectus containing only information permitted under Rule 134 of the Act, including bona fide estimates of the price range for the Notes and the final price of the Notes and information previously included in the Preliminary Prospectus, as well as a column or other entry showing the status of the subscriptions for each class of the Notes and/or expected pricing parameters of the Notes.

(c) Each Underwriter represents and warrants to the Bank and the Issuer that each Free Writing Prospectus prepared by or on behalf of an Underwriter which is not listed on Annex I (each an “Underwriter Free Writing Prospectus”) did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate information which was publicly available or provided to the Underwriter by the Bank or the Issuer (such information, “Issuer Information”), which information was not corrected by Issuer Information subsequently supplied by the Bank or the Issuer to the Underwriter prior to the Time of Sale.

(d) The Bank, the Issuer and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the legend required by Rule 433 under the Act.

10.	Termination. Notwithstanding anything herein contained, this Agreement and the applicable Terms Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Bank, if after the execution and delivery of this Agreement and the applicable Terms Agreement and prior to the Closing Date there shall have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Owner Trust, the First USA Credit Card Master Trust, the Chase Credit Card Master Trust or the Bank which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on such exchange or market system; (iii) any suspension of trading of any securities of JPMorgan Chase & Co. on any exchange or in the over-the-counter market which materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities or armed conflict, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

11.	Defaulting Underwriter.

(a) If any Underwriter defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Bank for the purchase of such Notes by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of such Notes and arrangements satisfactory to the Representative and the Bank for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Bank, except as provided in Section 7 of this Agreement. Nothing herein will relieve a defaulting Underwriter from liability for its default.

(b) In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Bank shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

12.	Reimbursement of Expenses. If for any reason other than as set forth in Section 11 of this Agreement the purchase of the Notes by the Underwriters is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 of this Agreement and the respective obligations of the Bank, the Issuer, and the Underwriters pursuant to Sections 7 and 8 of this Agreement shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (ii), (iv) or (v) of Section 10 of this Agreement, the Bank will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

13.	Notices. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities Inc. at 270 Park Avenue, Floor 10, New York, New York 10017, Attention: Eric Wiedelman, or to such other address as the Representative may designate in writing to the Bank. Notices to the Bank shall be given to it at 201 North Walnut Street, Wilmington, Delaware 19801, Attention: David Penkrot, Senior Vice President, telephone: (302) 282-7450, telecopier: (302) 282-6605, with a copy to JPMorgan Chase & Co., 10 South Dearborn, Chicago, Illinois 60603, Attention: Stephen R. Etherington, Senior Vice President—Structured Finance, telephone: (312) 732-1893, telecopier: (312) 732-3366.

14.	Representation of the Underwriters. Each Underwriter, severally, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that is sponsored by such Underwriter or an Affiliate of such Underwriter and that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of the Bank.

15.	Effectiveness of Agreement. This Agreement shall become effective upon execution and delivery of the applicable Terms Agreement.

16.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Bank, the Issuer, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

17.	Arm’s-Length Transaction. The Bank acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Bank or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Bank shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Bank with respect thereto. Any review by the Underwriters of the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Bank.

18.	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

19.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

20.	Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Bank, the Issuer and the Underwriters in accordance with its terms.

Very truly yours,

CHASE BANK USA, NATIONAL ASSOCIATION, as Transferor and as Servicer

By:	/s/ Keith Schuck
Name:	Keith Schuck
Title:	President

CHASE ISSUANCE TRUST

By:	CHASE BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Beneficiary on behalf of the Issuer

By:	/s/ Keith Schuck
Name:	Keith Schuck
Title:	President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC., as Underwriter and as Representative of the Underwriters named in Schedule I to the Terms Agreement

By:	/s/ Eric Wiedelman
Name:	Eric Wiedelman
Title:	Vice President

CHAIT A(2005-13) Underwriting Agreement

Signature Page

EXHIBIT A

CHASE ISSUANCE TRUST

SERIES

ASSET BACKED NOTES

TERMS AGREEMENT

Dated:

To:	CHASE BANK USA, NATIONAL ASSOCIATION

Re:	Underwriting Agreement dated

Series Designation:

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public
[Class ]
[Class ]
[Class ]

Interest Payment Dates:                         ,                         ,                          and                         , commencing                              ,         .

Note Ratings[s]:

Indenture:

Indenture Supplement:

Pooling and Servicing Agreement:

Series Supplement:

Exhibit A-1

Purchase Price:

The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

[Per Class [    ] Notes             %]

[Per Class [    ] Notes             %]

[Per Class [    ] Notes             %]

Registration Statement:

Underwriting Commissions, Concessions and Discounts:

The Underwriters’ discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, shall be as follows:

Underwriting Discounts and Concessions	Selling Concessions	Reallowance
[Class ] %	%	%
[Class ] %	%	%
[Class ] %	%	%

[Reimbursement of Expenses:

The Underwriters shall reimburse the Bank for an amount not to exceed $             for application towards expenses.]

Closing Date: Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Bank and the Issuer hereby agree that the Closing Date shall be                     ,     ,                      a.m., New York Time.

Applicable Time: [    ]:00 [a./p.]m. (New York Time) on [            ], [    ]

Location of Closing:

Payment for the Notes:

Opinion Modifications:

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Notes set forth opposite their names on Schedule I hereto.

Exhibit A-2

As Representative of the Underwriters named in Schedule I hereto

By:
Name:
Title:

Accepted:

CHASE BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

CHASE ISSUANCE TRUST

By:	CHASE BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Beneficiary on behalf of the Issuer

By:
Name:
Title:

Exhibit A-3

SCHEDULE I

UNDERWRITERS

$             Principal Amount of Series      [        %] [Floating Rate] Asset Backed Notes, [Class ]

$             Principal Amount of Series      [        %] [Floating Rate] Asset Backed Notes, [Class ]

$             Principal Amount of Series      [        %] [Floating Rate] Asset Backed Notes, [Class ]

Principal Amount
[Names of Underwriters]	$

$

Exhibit A-4

ANNEX I

TIME OF SALE INFORMATION

•	Preliminary Prospectus, dated as of [ ], 200[ ].

Exhibit A-5

ANNEX II

ISSUER FREE WRITING PROSPECTUSES

Exhibit A-6